                                                                    EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Current Report on Form 8-K (dated November 2, 1998) filed with the Securities and Exchange Commission by AIMCO Properties, L.P. of our report dated March 27, 1998, except for Note 1, as to which the date is September 24, 1998 with respect to the audit of the Historical Summary of Gross Income and Direct Operating Expenses of Sun Lake Apartments included as
Exhibit 99.5 to the Form 8-K/A Amendment No. 3.

We also consent to the incorporation by reference of such report in AIMCO Properties, L.P.'s Registration Statement on Form S-3 (No. 333-61409) filed with the Securities and Exchange Commission.



                                       /s/ ERNST & YOUNG LLP

Indianapolis, Indiana
February 9, 1999